Exhibit 10.1

WellPoint, Inc. – Total Rewards

8/21/07

Alice Rosenblatt

EVP, Integration & Information Management Officer and Chief Actuary

Cash Bonus Opportunity of up to $500,000 - based on achievement of 2008 savings goal for administrative expense management

•	Scale to be developed in conjunction with administrative expense management target finalization.

•	Award to be prorated for time worked during 2008, with no award for a voluntary or for Cause termination prior to 6/30/08.

•	Award to be paid in conjunction with 2008 AIP (Q1 2009).